UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): July 10, 2013

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------- (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 10, 2013, the Board of Directors of Emerson Electric Co. (the “Company”) elected James S. Turley, retired Chairman and Chief Executive Officer of Ernst & Young, as a Director of the Company. He will stand for election at the Company's 2014 Annual Meeting of Stockholders. Mr. Turley was also appointed to serve as a member of the Audit Committee and the Corporate Governance and Nominating Committee.
Mr. Turley will be compensated on the same basis as all other non-management Directors of the Company, as described under “Director Compensation” in the Company's Proxy Statement for its 2013 Annual Meeting of Stockholders. This includes an award of 1,272 shares of restricted stock, representing a $72,917 pro rata award of the $125,000 restricted stock portion of the annual retainer payable to all non-management directors.
A copy of the July 11, 2013 press release announcing Mr. Turley's election is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Press release dated July 11, 2013.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)
Date: July 11, 2013	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press Release Dated July 11, 2013